SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a)
                of the Securities Exchange Act of 1934



Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12


                           Proffitt's, Inc.

           (Name of Registrant as Specified in Its Charter)

                           Proffitt's, Inc.

              (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box:)
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     1)   Title of each class of securities to which transaction
          applies:
     ____________________________________________________________


     2)   Aggregate number of securities to which transaction applies:
     ____________________________________________________________


     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     ____________________________________________________________


     4)   Proposed maximum aggregate value of transaction:
     ____________________________________________________________


     5)   Total fee paid:

     ____________________________________________________________


[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

     1)   Amount Previously Paid:
     ____________________________________________________________


     2)   Form, Schedule or Registration Statement No.:
     ____________________________________________________________


     3)   Filing party:
     ____________________________________________________________


     4)   Date filed:
     ____________________________________________________________



                                                            PRELIMINARY COPY

                           PROFFITT'S, INC.
                       Midland Shopping Center
                         115 North Calderwood
                        Alcoa, Tennessee 37701



May 1, 1997

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of the Shareholders to be held at 8:30 a.m. Eastern Daylight Time on Thursday, June 19, 1997, at Proffitt s West Town Mall Store, 7600 Kingston Pike, Knoxville, Tennessee 37919.

The notice of the meeting and proxy statement accompanying this letter describe the specific business to be acted upon. Your vote is very important, and your cooperation in completing, signing, and returning your proxy promptly in the enclosed return envelope will be appreciated.

At the meeting, there will be a report on the progress of the Company and an opportunity to ask questions of general interest to the shareholders.

Shareholders attending the meeting are invited to shop at both our West Town Mall Proffitt's and Parisian stores and will be given a special discount on the day's purchases.

I hope you will be able to join us, and I look forward to seeing you.

Sincerely,

/s/  R. Brad Martin

R. Brad Martin
Chairman of the Board and
Chief Executive Officer



                           PROFFITT'S, INC.
                       Midland Shopping Center
                         115 North Calderwood
                        Alcoa, Tennessee 37701


               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders of Proffitt's, Inc.:

Notice is hereby given that the Annual Meeting of the Shareholders of Proffitt's, Inc. (the "Company") will be held at 8:30 a.m. Eastern Daylight Time on Thursday, June 19, 1997, at Proffitt's West Town Mall Store, 7600 Kingston Pike, Knoxville, Tennessee 37919, for the following purposes:

     1. To approve an amendment to the Company's Charter, as permitted by the Tennessee Business Corporation Act, to divide the Board of Directors into three classes;

     2. To elect twelve Directors to hold office for the terms specified or until their respective successors have been elected and qualified;

     3. To consider and act upon a proposal to ratify the appointment of the firm of Coopers & Lybrand as independent accountants for the current fiscal year ending January 31, 1998; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on April 21, 1997 are entitled to notice of, and to vote at, the meeting.

Shareholders are cordially invited to attend the meeting in person.

                                   By order of the Board of Directors,

                                   /s/ Julia Bentley

                                   Julia Bentley
                                   Secretary
                                   May 1, 1997

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO MARK, SIGN, AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.



                            PROXY STATEMENT

                Information Concerning the Solicitation


This proxy statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of the Shareholders (the
"Annual Meeting") of Proffitt's, Inc. ("Proffitt's" or the "Company"), a Tennessee corporation, to be held on June 19, 1997.

The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Company.

The cost of preparing, assembling, and mailing the proxy material and of reimbursing brokers, nominees, and fiduciaries for out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies otherwise than by use of the mails, but certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The proxy materials are first being mailed to shareholders on May 1, 1997.

A shareholder signing and returning a proxy on the enclosed form has the power to revoke it at any time before the shares subject to it are voted by notifying the Secretary of the Company in writing. Attendance at the Annual Meeting by a shareholder who has given a proxy will not have the effect of revoking it unless he gives such written notice of revocation to the Secretary before the proxy is voted. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. The nominees for Director receiving a plurality of the votes cast at the meeting in person or by proxy shall be elected. Abstentions and broker non-votes have no affect on the plurality vote for the election of Directors. All other matters will be approved if the votes cast favoring the action exceed the votes opposing the action.


                     Outstanding Voting Securities

Only shareholders of record at the close of business on April 21, 1997 are entitled to vote at the Annual Meeting. On that day, there were issued and outstanding 28,128,846 shares of Common Stock. Each share has one vote.

Listed in the following table are the number of shares owned by each nominee for Director, certain executive officers, and all Directors and officers of the Company as a group as of March 21, 1997. The table also includes the beneficial owners as of March 21, 1997 of more than 5% of the Company s outstanding Common Stock who are known to the Company.

Name of Beneficial Owner              Total Shares        Percentage of
  (and Address if "Beneficial          Beneficially        Common Stock
     Ownership Exceeds 5%)              Owned (1)          Ownership
Director Nominees:
     Bernard E. Bernstein                    16,401  (2)            *
     Edmond D. Cicala                         9,589                 *
     Ronald de Waal                       1,250,713             4.45%
     Gerard K. Donnelly                       5,049                 *
     Donald F. Dunn                           8,950                 *
     Michael S. Gross                         2,200  (3)            *
     Donald E. Hess                         407,664  (4)        1.45%
     G. David Hurd                            6,843                 *
     R. Brad Martin                       1,327,423  (5)        4.69%
     C. Warren Neel                           7,450                 *
     Marguerite W. Sallee                     2,200                 *
     Gerald Tsai, Jr.                         5,200                 *

Named Executive Officers:
     James A. Coggin                         85,129                 *
     Robert M. Mosco                        131,527  (6)            *
     W. Thomas Gould                        305,456  (7)        1.08%
     Tom R. Amerman                          16,886  (8)            *

All Directors and Officers:
     as a group (22 persons)              3,787,655             13.15%
     Other 5% Owners (9):
       Fidelity Management and
         Research Corporation             1,698,206              6.04%
         82 Devonshire Street
         Boston, Massachusetts
       Norwest Bank Minnesota,
         as trustee                       2,913,720  (10)       10.36%
         Investors Building
         733 Marquette
         Minneapolis, MN

_____________________________________________
*Owns less than 1% of the total outstanding Common Stock of the Company.

(1) Includes shares that the following persons have a right to acquire within sixty days after March 21, 1997 through the exercise of stock options: Bernstein (3,200), Cicala (2,200), de Waal (2,200),
     Donnelly (2,070), Dunn (2,070), Gross (1,200), Hurd (2,070), Martin
     (173,000), Neel (3,200), Sallee (200), Tsai (2,200), Amerman
     (8,333), Coggin (58,000), Gould (205,824), and Mosco (101,106).

(2)  Includes 3,000 shares owned by the Bernard E. Bernstein Defined
     Benefit Pension Plan.

(3)  Does not include 1,211,801 shares held by Apollo Specialty Retail
     Partners, L.P. ("Apollo Specialty"). Mr. Gross is one of the founding principals of Apollo Advisors, L.P., the managing general partner of Apollo Investment Fund, L.P., the general partner of Apollo Specialty. Mr. Gross disclaims beneficial ownership of all securities held by Apollo Specialty.

(4)  Includes: (i) 180,908 shares owned directly by Mr. Hess, (ii)
     174,222 shares held by Mr. Hess as trustee or co-trustee for his children, and (iii) 52,534 shares held by him as trustee for the children of his sister, Jo Ann H. Morrison. Does not include: (i)
     2,290 shares owned directly by his wife, (ii) 7,330 shares held by his wife as co-trustee for one of their children, and (iii) 88,058 shares held by another individual as trustee for Mr. Hess' children, with respect to which shares Mr. Hess disclaims beneficial ownership.

(5)  Includes: (i) 2,000 shares held by Mr. Martin for his children,
     (ii) 1,900 shares owned by RBM Venture Company, a company of which Mr. Martin is sole shareholder, (iii) 100,000 shares held by Mr.
     Martin as trustee or co-trustee for his children, (iv) 3,774 shares owned by the R. Brad and Jean L. Martin Family Foundation, (v)
     10,000 shares of restricted stock which will vest on January 31, 1998, and (vi) 25,000 shares of restricted stock, the restrictions on which will lapse based on performance measurements and length of service.

(6) Includes 3,158 shares held in a Company profit sharing and savings plan for the account of Mr. Mosco. Excludes 16,282 shares reserved by the Company for issuance to Mr. Mosco with respect to a deferred compensation arrangement.

(7) Includes 3,577 shares owned by Mr. Gould's wife as to which he disclaims beneficial ownership. Also includes 18,033 shares held in a Company profit sharing and savings plan for the account of Mr.
     Gould. Excludes 84,735 shares reserved by the Company for issuance to Mr. Gould with respect to a deferred compensation arrangement.
     Mr. Gould terminated his employment with the Company effective
     April 1, 1997; see  Mr. Gould's Employment Agreement.

(8) Mr. Amerman resigned on February 7, 1997. He has 90 days from that date to exercise the vested portion of his stock options, which total 8,333 shares.

(9)  Based solely on information provided by the beneficial owner.

(10) Represents shares held in trust for the G.R. Herberger's, Inc.
     401(k) Employee Stock Purchase Plan and Employee Stock Ownership
     Plan.

  Proposal to Amend The Company s Charter to Provide for a Classified Board of Directors
                           (Proposal No. 1)

Proposed Classified Board Amendment

Directors of the Company presently are elected annually by the shareholders to serve until the next Annual Meeting and until their successors are elected and qualified. The Board of Directors (the "Board") has unanimously approved and recommends that the shareholders adopt an amendment (the "Classified Board Amendment"), the text of which is set forth below, to the Company's Charter that would divide the Board into three classes of Directors. This new Charter provision is permitted under the Tennessee Business Corporation Act.

The Board is recommending the adoption of the Classified Board Amendment in order to increase continuity and stability in the leadership and policies of the Company and to discourage certain types of tactics which could involve threatened changes of control that are not in the best interests of the shareholders. If the Classified Board Amendment is adopted, the Company's Bylaws will also be revised accordingly.

The Classified Board Amendment provides for the Board to be divided into three classes of Directors serving staggered three-year terms. If adopted, the Classified Board Amendment would divide the Board into three equal classes, designated Class I, Class II, and Class III. At the 1997 Annual Meeting, at which twelve Directors are to be elected, Class I, consisting of four Directors, would be elected for a term expiring at the 1998 Annual Meeting; Class II, consisting of four Directors, would be elected for a term expiring at the 1999 Annual Meeting; and Class III, consisting of four Directors, would be elected for a term expiring at the 2000 Annual Meeting (and in each case until their respective successors are duly elected and qualified). Commencing with the election of Directors to Class I in 1998, each class of Directors elected at an Annual Meeting would be elected to a three-year term with the shareholders electing only one-third of the Directors at each Annual Meeting. If the Classified Board Amendment is adopted, the shareholders will not be able to amend or repeal or adopt any provisions inconsistent with it unless holders of 80% or more of the voting power of the shares of the then outstanding Voting Stock, voting as a single class, vote in favor.

If the number of Directors constituting the Board is increased or decreased, the resulting number would be apportioned by the Board among the three classes so as to make all classes as nearly equal in number as possible.

The Classified Board Amendment also provides that a vacancy on the Board may be filled by the remaining Directors, acting by majority vote. This is the current procedure under the Company's Bylaws. Any Director so chosen to fill the vacancy will hold office until the next shareholders' meeting at which Directors are elected and until his or her successor shall have been elected and qualified.

Information concerning the current nominees for election as Directors at the 1997 Annual Meeting and the terms for which they will serve if the Classified Board Amendment is adopted is contained under the caption
Election of Directors.   If the Classified Board Amendment is not
adopted, all Directors will be elected to serve until the 1998 Annual Meeting and until their successors are elected and qualified. If adopted, the provisions of the amendment would be applicable to every election of Directors.

The Board of Directors believes adopting the Classified Board Amendment is advantageous to the Company and its shareholders by facilitating Director continuity and experience, because a majority of the Company's Directors at any given time will have prior experience as Company Directors. Thus, the likelihood of continuity in the policies formulated by the Board will be enhanced.

The Board believes that the Classified Board Amendment will also encourage persons who may seek to acquire control of the Company to initiate such an acquisition through negotiations with the Board, assuring sufficient time for the Board to review any such proposal and recommend appropriate alternatives to such proposal. The Board believes that a classified Board will therefore be in a better position to protect the interests of all the shareholders.

The Classified Board Amendment would extend the time required to make any change in composition of a majority of the Board and would tend to discourage certain kinds of unsolicited takeover bids for the Company. Presently, a change in control of the Board can be made by a majority of the Company's shareholders at a single Annual Meeting. Under the proposed amendment, it will take at least two annual meetings to effect a change in the majority control of the Board, except in the event of vacancies resulting from removal. Because of the additional time required to change control of the Board, the Classified Board Amendment may tend to perpetuate present management and to discourage certain tender offers, perhaps including some tender offers which shareholders may feel would be in their best interests. The Classified Board Amendment will also make it more difficult for the shareholders to change the composition of the Board even if a majority of the shareholders believe such a change would be desirable.

The Board, in recommending approval of the Classified Board Amendment, considered the experience of Younkers, Inc. ("Younkers"), which is now affiliated with the Company. In 1994, Carson Pirie Scott & Co. ("Carson") commenced an unsolicited tender offer for the shares of Younkers. Carson offered to exchange each share of Younkers Common Stock for $17 per share. Carson also commenced a proxy fight to elect its own three members to the Younkers board, which was a classified board. Carson elected its three candidates to the Younkers board and also raised its proposed price to $20 per share. The Younkers classified board, a majority of which remained independent from Carson, rejected Carson's hostile offer and then negotiated an agreement with Proffitt's whereby each share of Younkers Common Stock was exchanged for .98 of a share of Proffitt's Common Stock. On the date the merger agreement was signed, the value of .98 of a share of Proffitt's Stock was $28.18. Accordingly, the Younkers Board was able to negotiate a better transaction for its shareholders because it was a classified board that could not be entirely changed at one annual meeting. There is no assurance that the Classified Board Amendment would have similar effects with respect to an unsolicited takeover bid for Proffitt s Common Stock. As discussed above, the Classified Board Amendment may discourage the making of an unsolicited takeover bid.

The Classified Board Amendment will not change the current Charter provision stating that Directors may be removed by shareholders only for cause as defined in the Tennessee Business Corporation Act.

Upon adoption of the Classified Board Amendment by the shareholders, the Board will direct the officers of the Company to execute and file with the Secretary of State of Tennessee an amendment to the Charter of the Company reflecting the Classified Board Amendment. The Board does not currently contemplate recommending the adoption of any further amendments to the Charter or Bylaws which would affect the ability of a third party to take over or change control of the Company. Classified board provisions are permitted under the Tennessee Business Corporation Act and are consistent with applicable securities laws.

The Classified Board Amendment is not in response to any specific efforts of which the Company is aware to accumulate shares or to obtain control of the Company. The Directors of the Company who formerly served as Directors of Younkers provided impetus for adoption of the amendment at this time. Moreover, the department store industry is undergoing a period of consolidation. Due to the time required to seek and obtain shareholder approval of the Classified Board Amendment, it would be impractical to complete such approval in the face of a hostile takeover bid. Further, the expense of soliciting such approval would be greater if for a shareholder meeting other than the Annual Meeting. Therefore, the Board of Directors determined to seek approval of the Classified Board Amendment at this time.

The Board of Directors has recommended that the Company's shareholders approve an amendment to the Company's Charter, as permitted by the Tennessee Business Corporation Act, to provide for a classified Board of Directors. The text of the proposed amendment is set out in full on page 7.

The Charter is amended by amending ARTICLE IX, Section 1, to read as follows:

   Article IX. Section 1. Number of Directors. The affairs of this Corporation shall be managed by a Board of up to fifteen (15)
   Directors.

   Effective as of the Annual Meeting of Shareholders in 1997, the Board shall be divided into three classes, designated as Class I, Class II, and Class III, as nearly equal in number as possible. The initial term of office of Class I shall expire at the Annual Meeting of Shareholders in 1998, that of Class II shall expire at the Annual Meeting in 1999, and that of Class III shall expire at the Annual Meeting in 2000, and in all cases as to each Director until his successor shall be elected and shall qualify, or until his earlier resignation, removal from office, death, or incapacity.

   Subject to the foregoing, at each Annual Meeting of Shareholders the successors to the class of Directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding Annual Meeting and until their successors shall be elected and qualified. Vacancies on the Board, for any reason, and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a vote of the majority of the Directors then in office, although less than a quorum, or by a sole remaining Director.

   If the number of Directors is changed, the Board shall determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided that the Directors in each class shall be as nearly equal in number as possible. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

   Notwithstanding any other provisions of this Charter or the bylaws of the Corporation (and notwithstanding that a lesser percentage may be specified by law, this Charter or the bylaws of the Corporation), the affirmative vote of the holders of 80% or more of the voting power of the shares of the then outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this
   Article IX, Section 1 of this Charter.


Existing Provisions

The Company's Charter and Bylaws as currently in force contain the following additional provisions which may also discourage unsolicited takeover bids or make it more difficult to change control of the
Company: (i) Directors may be removed only for cause as defined in the Tennessee Business Corporation Act; (ii) the Board of Directors may from time to time create one or more series of Preferred Stock from the Company's authorized and unissued shares of Preferred Stock and determine the rights (including voting rights), preferences, and limitations of each such series; (iii) as described further below, certain business combinations may be approved only with affirmative vote of holders of 80% or more of the voting power of Proffitt's Common Stock, unless the business combination is approved by "continuing" Directors or meets certain "fair price" conditions; (iv) shareholders of the Company may not take action by written consent in lieu of a meeting;
(v) the provisions described in items (iii) and (iv) may be amended only with the affirmative vote of holders of 80% or more of the outstanding shares of Proffitt's Common Stock; and (vi) under the Company's Rights Plan, as described below, shareholders may, in the event of an unsolicited takeover bid and on certain conditions, purchase shares of Proffitt's Common Stock at a price equal to one-half of the then current market price of the Proffitt's Common Stock.

The Company's Charter requires that certain business combinations (including mergers and certain sales of assets) may be approved only with the affirmative vote of holders of 80% or more of the voting power of Proffitt's Common Stock. Such provisions do not apply if either: (i) the business combination is approved by "continuing" Directors or (ii) the business combination meets certain "fair price" provisions. "Continuing" Directors may not be affiliates of the person with whom the Company is proposed to be combined and must have been Directors at the
time, if any, that such person became an "Interested Shareholder".   An
"Interested Shareholder" generally is any person who, directly or indirectly, beneficially owns 10% or more of the voting power of Proffitt's Common Stock. The fair price provisions are designed to deter coercive tender offers by requiring that all shareholders receive a price in the business combination that is fair and at least as high as the highest price paid for shares of Proffitt's Common Stock by the "Interested Shareholder" in the two years preceding the business combination.

On March 28, 1995, the Board of Directors of the Company declared a dividend distribution of one right (a "Right") for each share of Proffitt's Common Stock. Each Right entitles the holder to purchase from Proffitt's one one-hundredth (1/100) of a share of Series C Preferred Stock at a price of $85 per one one-hundredth (1/100) of a share. Initially, the Rights are not exercisable but will become exercisable upon the acquisition by any person of, or the announcement of the intention of any person to commence a tender or exchange offer upon the successful consummation of which such person would be the beneficial owner of, 20% or more of the shares of Proffitt's Common Stock then outstanding, without the prior approval of the Board of Directors. The Rights are generally designed to deter coercive takeover tactics and to encourage all persons interested in potentially acquiring control of the Company to treat each shareholder on a fair and equal basis.


Effects of Tennessee Law

In addition to the foregoing, the laws of the State of Tennessee contain certain provisions, summarized below, which have similar effects.

Tennessee s Business Combination Act (the "Combination Act") provides that a party owning 10% or more of the stock in a "resident domestic corporation" (such party is called an "interested stockholder") cannot engage in a business combination with the resident domestic corporation unless the combination (i) takes place at least five years after the interested stockholder first acquired 10% or more of the resident domestic corporation, and (ii) either (A) is approved by at least 2/3 of the non-interested voting shares of the resident domestic corporation or
(B) satisfies certain fairness conditions as specified in the Combination Act. These provisions apply unless one of two events occurs. A business combination with an entity can proceed without delay when approved by the target corporation s board of directors before that entity becomes an interested stockholder, or the resident corporation may enact a charter amendment or bylaw to remove itself entirely from the Combination Act. This charter amendment or bylaw must be approved by a majority of the stockholders who have held shares for more than one year prior to the vote. It may not take effect for a least two years after the vote. The Company has not adopted a provision in its Charter or Bylaws removing it from coverage under the Combination Act.

The Tennessee Greenmail Act ("TGA") applies to any corporation chartered under the laws of Tennessee which has a class of voting stock registered or traded on a national securities exchangeor registered with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934. The TGA provides that it is unlawful for any corporation or subsidiary to purchase, either directly or indirectly, any of its shares at a price above the market value, as defined in the TGA, from any person who holds more than 3% of the class of the securities purchased if such person has held such shares for less than two years, unless either the purchase is first approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued or the corporation makes an offer of at least equal value per share to all holders of shares of such class.


Vote Required for Approval

The Classified Board Amendment will be approved by shareholders if a quorum exists at the Annual Meeting and more votes are cast in favor of the Classified Board Amendment than are cast against it. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present but otherwise will not affect the number of votes cast for or against the Classified Board Amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE COMPANY'S CHARTER TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS.


                         ELECTION OF DIRECTORS
                           (Proposal No. 2)

Subject to the amendment of the Charter as described above, twelve Directors are to be elected at the Annual Meeting, each to hold office for the term specified below and until his or her successor is elected and qualified. Each Director nominee is currently a Director. Unless otherwise instructed by the shareholder, the persons named in the enclosed form of proxy intend to vote for the election of the persons listed in this proxy statement. If any nominee becomes unavailable for any reason or should a vacancy occur before the election (which events are not anticipated), the proxies will be voted for the election of a substitute nominee to be selected by the persons named in the proxy.

Nominees for the term expiring in 1998 (Class I) are: Bernard E.
Bernstein, Gerard K. Donnelly, Donald F. Dunn, and Donald E. Hess. Nominees for the term expiring in 1999 (Class II) are: Edmond D. Cicala, Michael S. Gross, G. David Hurd, and Gerald Tsai, Jr.
Nominees for the term expiring in 2000 (Class III) are: Ronald de Waal,
R. Brad Martin, C. Warren Neel, and Marguerite W. Sallee.

Certain information, including Board memberships of other public companies, is given below for each nominee for Director.


                                                                Director
Name, Principal Occupation, and Directorship            Age     Since
Class I (terms expiring in 1998):

Bernard E. Bernstein                                   66       1987
Partner in the Knoxville, Tennessee law firm of
Bernstein, Stair & McAdams

Gerard K. Donnelly                                     63       1996
Chairman of Princeton Middletown Partners, Inc.,
a consulting company, since February 1994. From
1990 to January 1994, Mr. Donnelly was President,
Chief Executive Officer, and a director of H.C.
Prange Company, a specialty retailer. H.C. Prange
filed a petition for reorganization under the
Bankruptcy Code in September 1994.

Donald F. Dunn                                         71       1996
Retired Senior Vice President and director of
Allied Stores Corporation. Mr. Dunn serves on
the Board of Directors of Tech Data Corporation.

Donald E. Hess                                         48       1996
President and Chief Executive Officer of the
Parisian Division of Proffitt's, Inc. Mr. Hess
served as President and Chief Executive Officer
of Parisian, Inc. from 1986 to 1996. Mr. Hess
serves on the Board of Directors of AmSouth
Bancorporation.

Class II (terms expiring in 1999):

Edmond D. Cicala                                       71       1987
President of Edmond Enterprises, Inc. Retired
Chairman and Chief Executive Officer of the
Goldsmith s Division of Federated Department
Stores. Mr. Cicala is a Director of Evans, Inc.
and National Commerce Bancorporation.

Michael S. Gross                                       35       1994
Vice President of Apollo Capital Management, Inc.,
the general partner of Apollo Advisors, L.P.
Mr. Gross serves on the Board of Directors of
Converse, Inc., Florsheim Group, Inc., Furniture
Brands International, Inc., and Urohealth, Inc.

G. David Hurd                                           67      1996
Chairman and Chief Executive Officer of The
Principal Financial Group, an insurance and
financial services company, from 1989 until his
retirement in December 1994. Mr. Hurd is the
Emeritus Chairman of The Principal
Financial Group.

Gerald Tsai, Jr.                                       68       1993
Chairman, President, and Chief Executive Officer
of Delta Life Corporation. Mr. Tsai serves on the
Board of Directors of Meditrust, Rite Aid
Corporation, Sequa Corporation, Triarc
Companies, Inc., and Zenith National Insurance
Corporation.

Class III (terms expiring in 2000):

Ronald de Waal                                         45       1985
Chairman of We International, B.V., a Netherlands
corporation, which operates more than 250 fashion
specialty stores in Belgium, the Netherlands,
Switzerland, Germany, and France

R. Brad Martin                                         45       1984
Chief Executive Officer of the Company'since
1989, Chairman of the Board of the Company
since 1987, and President from July 1989 until
March 1994 and from September 1994 to March
1995. Mr. Martin serves on the Board of Directors
of Delta Life Corporation, First Tennessee
National Corporation, and Harrah s Entertainment, Inc.

C. Warren Neel                                         58       1987
Dean of the College of Business Administration
at the University of Tennessee, Knoxville.
Dr. Neel serves on the Board of Directors of
American Healthcorp, Inc., Clayton Homes, Inc.,
O Charley s, Inc., and The Promus Companies, Inc.

Marguerite W. Sallee                                   51       1996
President and Chief Executive Officer of
Corporate Family Solutions. Ms. Sallee serves
on the Board of Directors of MagneTek, Inc., and
NationsBank of Tennessee and Kentucky.
________________________________________________________________________

The business association of the nominees as shown has been continued for more than five years unless otherwise noted.

THE BOARD OF DIRECTORS RECOMMENDS THE SHAREHOLDERS VOTE  FOR  THE
ELECTION AS DIRECTORS THE ABOVE LISTED NOMINEES.


               Further Information Concerning Directors

Directors'  Fees

Directors who are not officers of the Company each receive an annual fee of $15,000 and $1,000 for attendance at each board meeting or meeting of a committee of which he is a member (or $750 for participation in a telephonic board or committee meeting). Committee chairpersons each receive an additional annual fee ranging from $1,500 to $2,500, depending upon the committee chaired. Directors are reimbursed for expenses in connection with their services as Directors of the Company. Directors not employed by the Company may elect to participate in the Company's Deferred Compensation Plan for Non-Employed Directors of Proffitt's, Inc. and defer all such compensation in lieu of immediate cash payments. The deferred compensation is tied to the value of the Company's Common Stock.

Pursuant to the Company's 1994 Long-Term Incentive Plan (the "Plan"), each non-employee Director of the Company annually is granted a nonqualified stock option to purchase 1,000 shares of Company Common Stock. Options are priced at fair market value at the date of grant and vest in one-fifth installments commencing six months from the date of grant (with each subsequent installment vesting on the anniversary date of grant) with full vesting occurring on the fourth anniversary date of grant. In addition, pursuant to the Plan, each non-employee Director has been awarded 1,000 shares of restricted Common Stock which vest in one-tenth installments commencing on the first anniversary of the award date.


Committees of the Board of Directors and Meeting Attendance

The Board met six times during the last fiscal year. The Board of Directors has established Audit, Human Resources/Compensation, Stock Option, and Nominating Committees.

The Audit Committee includes C. Warren Neel (Chairman), Donald F. Dunn, Richard D. McRae, and Harwell W. Proffitt. The Committee met three times during the last fiscal year. The Audit Committee recommends engagement of the independent accountants, reviews the fee arrangement and scope of the audit, reviews the financial statements and the report of independent accountants, reviews the activities and recommendations of the Company's internal auditors, and considers comments made by the independent accountants with respect to the Company's system of internal accounting control.

The Human Resources/Compensation Committee includes Bernard E. Bernstein (Chairman), Edmond D. Cicala, Gerard K. Donnelly, and C. Warren Neel. The Committee met four times during the last fiscal year. The purpose of this Committee is to review compensation of Company officers and employees and any other compensation related plan, other than the stock option and long-term incentive plans.

The Stock Option Committee consists of Ronald de Waal (Chairman), Edmond
D. Cicala, and Michael S. Gross and administers the Company's 1987 Stock Option Plan and the 1994 Long-Term Incentive Plan. This Committee met twice during the last fiscal year.

The Nominating Committee includes Gerald Tsai, Jr. (Chairman), Bernard
E. Bernstein, G. David Hurd, and Marguerite W. Sallee. The functions of the Committee are to screen and recommend candidates for the Company's Board of Directors. The Nominating Committee does not consider nominees for Director recommended by shareholders. This Committee met twice during the last fiscal year.

No Director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the committee(s) on which he or she served. The overall average percentage for all Directors meeting attendance was 95%.

                                          Executive Compensation

Summary Compensation Table

The following table sets forth, for the years ended February 1, 1997, February 3, 1996, and January 28, 1995,
the cash compensation paid by the Company, as well as other compensation paid or accrued for these years, as to the Company's Chief Executive Officer and to each of the other four highest compensated executive officers ("Named Officers").

                                                                                Long-Term
                                   Annual Compensation                      Compensation Awards
                               ------------------------                 -------------------------
                                                            Other    Restricted    Securities      All
                                                            Annual       Stock    Underlying       Other
                                   Salary      Bonus    Compensation  Award(s)       Options  Compensation
Name & Principal Position   Year     ($)      ($)(1)          ($)        ($)       Granted (#)      ($)
                           ----   -------      ------     ---------- ----------     -------      --------
R. Brad Martin              1996   536,031  609,382 (2)   27,700 (3)  683,321 (4)(5)            7,800 (6)
Chairman of the Board and   1995   445,833  233,250 (7)   27,700 (3)  312,000    (8)  20,000    7,140 (6)
Chief Executive Officer     1994   383,334  293,438 (9)   27,700 (3)                  95,000    7,140 (6)

James A Coggin (10)         1996   450,000  376,450 (2)               373,750 (4)(5)
President and Chief         1995   358,333  108,600 (7)                               20,000
Operating Officer           1994   270,833  208,125 (9)                               60,000

Robert M. Mosco (10)       1996    450,000  229,167                   160,430    (4)  60,000   37,500(11)
President and Chief        1995
Executive Officer of       1994
Proffitt's Merchandising Group

W. Thomas Gould (10)       1996    750,000               372,799(12)                 100,000
Former Vice Chairman of    1995
Board and Chairman of      1994
the Younkers Division

Tom R. Amerman (10)        1996    300,000  87,750                                    25,000
Former Executive Vice
President                  1995
of Special Projects        1994
_____________________________________________________
(1)     Amounts awarded under the Incentive Compensation Plan for the respective fiscal years, even if deferred.

(2)     Includes stock grants to Martin and Coggin of 5,000 and 2,500 shares of Proffitt's Common Stock, respectively, which are subject to pricing at a later date. These grants were valued at $192,500 and
        $96,250 for Martin and Coggin, respectively, as of March 21, 1997 (at a market price of $38.50).

(3)     In February 1989, the Company entered into a compensation agreement with R. Brad Martin which provides for a $500,000 interest-free loan due January 31, 1999 or upon Mr. Martin s termination of employment with the Company. Other Annual Compensation represents imputed interest on that interest-free loan.

(4)     In 1996, Martin, Coggin, and Mosco were granted 25,000, 15,000, and 12,500 shares of Company Common
        Stock under a Restricted Stock Grant Agreement under the Company's 1994 Long-Term Incentive Plan.
        Restrictions shall lapse as a function of the Company achieving certain performance goals. Shares shall be earned ("Earned Shares") on the basis of achieving these goals for 1996, 1997, and 1998.
        Restrictions shall be removed from 25% of such Earned Shares at the time they are earned, and restrictions shall be removed from an additional 25% of such Earned Shares at the end of each of the following three years. As of February 1, 1997, 8,333, 5,000, and 4,167 shares were Earned Shares for
        Martin, Coggin, and Mosco, respectively, and 2,083, 1,250, and 1,042 shares were vested for Martin,
        Coggin, and Mosco, respectively. These shares are subject to pricing at a later date. As of March 21,
        1997, the market price of the Common Stock was $38.50, and the value of the Earned Shares was
        $320,821, $192,500, and $160,430 for Martin, Coggin, and Mosco, respectively, as of that date. This value of the Earned Shares is included in total Restricted Stock Awards.

(5)     Includes restricted stock awards of 10,000 and 5,000 shares of Proffitt's Common Stock for Martin and
        Coggin, respectively, which were granted at the market price of $36.25 on the January 31, 1997 date of grant (valued at $362,500 and $181,250 for Martin and Coggin, respectively). The awards will fully vest one year from the date of grant.

(6)     Economic benefit of split dollar life insurance policy.

(7)     Includes stock grants to Martin and Coggin of 5,000 and 1,500 shares of Proffitt's Common Stock, respectively, which were granted at the market price of $32.25 on the March 21, 1996 date of grant
        (valued at $161,250 and $48,375 for Martin and Coggin, respectively).

(8)     Represents a restricted stock award of 13,000 shares of Proffitt's Common Stock which was granted at the market price of $24.00 on the February 12, 1996 date of grant. The award fully vested one year from the date of grant.

(9)     Includes stock grants to Martin and Coggin of 5,000 and 2,500 shares of Proffitt's Common Stock, respectively, which were granted at the market price of $21.50 on the February 6, 1995 date of grant
        (valued at $107,500 and $53,750 for Martin and Coggin, respectively).

(10)    The hire date for Coggin was April 1, 1994 and for Amerman, Gould, and Mosco was February 3, 1996.
        Amerman resigned effective February 7, 1997. Gould terminated his employment effective April 1, 1997;
        see  Mr. Gould's Employment Agreement.

(11)    One-time relocation bonus.

(12)    Reimbursement payment of excise, federal, and Medicare taxes.

Note: As of February 1, 1997, the number and value (based on the $36.25 closing price of Common Stock as of January 31, 1997) of shares of restricted stock held by each of the Named Officers were as follows:
Martin, 35,000 shares ($1,268,750); Coggin, 20,000 shares ($725,000); and Mosco, 12,500 shares ($453,125).
Gould and Amerman had no restricted stock holdings at that date.


Employment Contracts

All of the Named Officers and certain other officers have employment agreements with the Company. All agreements fix the Named Officers minimum base compensation for the fiscal year and provide for participation by such officers in employment benefit plans as the Company may adopt. The agreements for Martin, Coggin, and Mosco expire on October 11, 2001, October 11, 1999, and February 5, 2000, respectively. Amerman resigned on February 7, 1997, and his agreement expired on that date. For terms of Mr. Gould's employment, see Mr. Gould's Employment Agreement. Under the terms of each agreement, each Named Officer (excluding Gould) is entitled to receive his base salary for the remainder of his employment period in the event he is terminated without cause. If the termination is involuntary and due to a change in control or a potential change in control, he is entitled to receive his base salary then in effect for the greater of the remaining term of his agreement or twenty-four months.
Annual base salaries currently in effect are as follows: Martin, $625,000; Coggin, $510,000; and Mosco, $500,000. A "Change in Control" is defined as:
(i) the acquisition of 25% or more of the combined voting power of the Company's outstanding securities,(ii) a tender offer, merger, sale of assets, or other business combination which results in the transfer of a majority of the combined voting power of the Company or any successor entity, or (iii) during any two consecutive year period, thefailure to elect a majority of the individuals constituting the Board of Directors of the Company prior to the commencement of such period, unless the election or nomination of any replacement Directors was approved by vote of at least two-thirds of the Directors of the Company then still in office who were Directors of the Company at the beginning of such period. A "Potential Change in Contro" is defined as: (i) the approval by the shareholders of the Company of an agreement which, if consummated, will result in a change of control or (ii) the acquisition of 5% or more of the outstanding voting securities of the Company and the adoption by the Company's Directors of a resolution to the effect that a potential change in control of the Company has occurred.

The Company also entered into an employment agreement with Robert M. Mosco in conjunction with the Company's February 3, 1996 business combination with Younkers, Inc. Under the terms of that Employment Agreement, Mr. Mosco had the right to terminate his employment with the Company in the 13th month after the business combination. In such event, he would have received a lump sum severance payment in an amount equal to (i) salary through the date of termination and bonus for the then-current year, (ii) three times
Mr. Mosco's highest annual salary in effect during the 12-month period prior to termination and three times Mr. Mosco's average bonus in respect of the three immediately preceding fiscal years, (iii) any unvested benefit under Younkers' defined benefit pension plan, and (iv) any unvested employer contributions under Younkers' defined contribution plan.
In connection with Mr. Mosco's entering into a new Employment Contract that expires on February 5, 2000, Mr. Mosco waived his right to terminate employment and receive such compensation. In connection with that waiver, the Company paid Mr. Mosco $1,064,387 on February 3, 1997.


Mr. Gould's Employment Agreement

The Company entered into the employment agreement with Mr. Gould in conjunction with the Company's February 3, 1996 business combination with Younkers, Inc. February 3, 1996 was the effective date of the agreement ("Effective Date"). Mr. Gould's employment agreement, as amended ("Employment Agreement") has a five year term and provides that Mr. Gould will be paid a minimum annual base salary of $750,000. Mr. Gould's Employment Agreement provides that each of Proffitt's and Mr. Gould may terminate Mr. Gould's Employment
Agreement prior to its expiration upon thirty days prior written notice; provided, however, that such notice may not be provided for at least one year from the Effective Date, and provided further that Mr. Gould's payments thereunder are not terminated by virtue of his notice. Mr. Gould terminated his employment with Proffitt's effective April 1, 1997. Under the terms of the Employment Agreement, Proffitt's will continue to pay
Mr. Gould his annual salary and continue to provide Mr. Gould with medical and life insurance coverage during the remaining term of the Employment Agreement. In the event Mr. Gould's payments are subject to an excise tax under
Section 4999 of the Internal Revenue Code, he will receive a reimbursement payment to offset such tax.


Stock Options

The following table contains information concerning the grant of stock options under the
Proffitt's, Inc. 1994 Long-Term Incentive Plan ("Plan") to the Named Officers as of fiscal year end.
                               Option Grants in Last Fiscal Year
                                                                                      Potentional
                                                                                  Realizable Value at
                                                                                 Assumed Annual Rates
                                                                                   of Stock Price
                                                                                     Appreciation
                                           Individual Grants                    for Option Term (3)
              ----------------------------------------------------------    -----------------------------
                    Options   % of Total Options       Exercise or
                    Granted   Granted to Employees      Base Price    Expiration
    Name            (#) (1)       in Fiscal Year       ($/share)(2)      Date      5% ($)    10% ($)
 ------------      ----------   ---------------        -----------    ----------  ------       -----
R. Brad Martin          -               -                   -              -          -         -
James A. Coggin         -               -                   -              -          -         -
Robert M. Mosco    50,000 (4)        10.2               24.50          2/5/06       770,396     1,952,335
                   10,000 (4)         2.0               39.75         10/28/06      249,986       633,513
W. Thomas Gould   100,000 (4)        20.4               24.50         4/1/99 (5)  1,540,792     3,904,669
Tom R. Amerman     25,000 (6)         5.1               24.50         5/8/97 (7)    385,198       976,167
__________________________________________
(1)  Under the terms of the Plan, the Stock Option Committee retains discretion, subject to Plan limits, to modify the terms of outstanding options and to reprice the options.

(2)  All options were granted at the market closing price on the date of grant. No incentive stock options were granted. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.

(3)  Potential gains are reported net of the option exercise price but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the
     Common Stock of the Company and overall stock conditions, as well as the optionholder s continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

(4)  Options are exercisable in cumulative one-fifth installments commencing six months from the date of grant (with each subsequent installment vesting on the anniversary date of grant)
     with full vesting occurring on the fourth anniversary of the date of grant.

(5)  Gould resigned April 1, 1997. Under the terms of his Employment Agreement, all options fully vest upon termination of employment, and he has two years from the termination date to exercise the vested portion of these options.

(6)  Options are exercisable in cumulative one-third installments commencing six months from the date of grant (with each subsequent installment vesting on the anniversary date of grant)
     with full vesting occurring on the second anniversary of the date of grant.

(7)  Amerman resigned on February 7, 1997, and under terms of the Plan, he has 90 days from that date to exercise the vested portion of these options.

Option Exercises and Holdings

The following table sets forth information with respect to the Named Officers concerning the exercise of options during 1996 and unexercised options held at fiscal year end.

     Aggregated Option Exercises in Last Fiscal Year End and Fiscal Year-End Option Values

                                                                               Value of
                                                        Unexercised          Unexercised
                                                      Options Held at         In-the-Money
                         Acquired on     Value          Year End (#)       Year End ($) (1)
                         ----------     --------       --------------      ---------------

                                                        Exercisable/         Exercisable/
          Name           Exercise(#)  Realized($)      Unexercisable         Unexercisable
      --------------     -----------  ----------      ----------------      --------------
R. Brad Martin                    0            0     150,000/70,000       1,870,000/820,000
James A. Coggin                   0            0      44,000/36,000        510,000/412,500
Robert M. Mosco                   0            0      89,106/50,000       2,046,108/470,000
W. Thomas Gould             127,500    3,744,215     185,824/80,000       4,349,520/940,000
Tom R. Amerman               65,324      993,847        0/16,667               0/195,837

(1)  Represents the difference between the closing price of the Company's Common Stock on January
     31, 1997 and the exercise price of the options.

Comparison of Five Year Cumulative Total Return*
          Among Proffitt's, Inc, the Nasdaq Stock Market -- US Index, and the Nasdaq Retail Index
                                      2/01/92    1/30/93    1/29/94  1/28/95    2/03/96  2/01/97
Proffitt's, Inc.                PRFT    100        178        157      186        196     290
NASDAQ STOCK MARKET - US        INAS    100        113        129      124        180     234
NASDAQ RETAIL TRADE             INAR    100         90         96       86         97     120

* $100 invested on 2/01/92 in stock or inex -- including reinvestment of dividends. These comparisons are not intended to forecast or be indicative of possible future performance of the Company's stock.


              Report of the Human Resources Committee of the Board of Directors on Executive Compensation

The Human Resources/Compensation Committee of the Board of Directors (the "Committee") is composed of four independent Directors who are not employees of the Company: Mr. Bernstein, Chairman of the Committee; Mr. Cicala; Mr. Donnelly; and Dr. Neel. The Committee makes recommendations to the Board of Directors as to the amount and form of officer compensation. The Committee at least annually evaluates the Company's performance and executive officers compensation compared with results of the Company. The Committee reviews the key performance standards of the executives of the corporation and measures individual and corporate achievement of these standards. The Committee also annually meets to evaluate the performance of the Chief Executive Officer ("CEO").

The compensation programs of the Company are designed to align compensation with business objectives and performance and to enable the corporation to attract, retain, and reward executives who contribute to the long-term success of the Company. The Board of Directors believes that executive pay should be linked to level of responsibility and performance. Therefore, the Company provides an executive compensation program which includes base pay, cash bonuses, and long-term incentive opportunities through the use of stock options and stock grants. Individual executive performance is evaluated by reviewing organization and management development progress against the established objectives. Consistent with the compensation philosophy of the corporation, salaries for executives are established at levels for comparable positions in the department store and specialty retailing industry. Generally, executive cash bonus programs provide the opportunity for executives to earn from 20% to 50% of annual base compensation. Bonuses are earned as the result of the achievement of specific corporate and/or division objectives and individual objectives.

Long-term incentives are provided through grants of stock options and stock grants to the Named Officers and other key employees pursuant to the Proffitt's, Inc. 1994 Long-Term Incentive Plan ("Plan"). This component is intended to provide added incentive to secure, retain, and reward those responsible for the successful leadership of the Company. Stock options are granted at or above the prevailing market value and will only have value if the Company's stock price increases. Currently, options vest in five equal installments, and executives must be employed by the Company at the time of vesting in order to exercise the option grants. The Stock Option Committee of the Board of Directors administers the Plan.

R. Brad Martin has served as Chairman and CEO of the corporation since July 1989. While serving in this capacity, the Company's revenues have grown from $94.8 million for the year ended February 3, 1990 ("1989") to $1.9 billion for the year ended February 1, 1997 ("1996"). Net income (before non-recurring and special charges) has increased from $.8 million in 1989 to $52.2 million in 1996. Shareholders' equity has grown from $20.2 million in 1989 to $539.9 million in 1996. The price of the Company's Common Stock has increased from $6.00 at February 3, 1990 to $38.50 at March 21, 1997. Market capitalization of the Company has increased from $22.8 million at February 3, 1990 to over $1.1 billion at March 21, 1997.

The compensation of the Chairman and CEO of the corporation is set forth in an Employment Agreement ("Agreement") dated October 11, 1996, approved by the Committee and the Board of Directors. The terms of this Agreement provide for an annual base salary of not less than $552,000. Effective April 1, 1997, Mr. Martin's annual base salary was increased to $625,000. The CEO may earn an annual cash bonus of up to 75% of base salary based upon the achievement of specific annual objectives. For 1996, 50% of the potential bonus award was based on achievement of targeted earnings per share of the corporation; 50% of the potential bonus award was based upon the achievement by the CEO of certain objectives in his personal plan. These objectives included specified goals in such areas as corporate growth, human resources, acquisition assimilation, merchandising, and shareholder relations. For 1996, Mr. Martin was awarded 100% of his total bonus potential. For 1996, Mr. Martin's cash compensation totaled $952,913 which was comprised of $536,031 in base salary and $416,882 in bonus.

Pursuant to the terms of the Agreement, the CEO is also eligible for an annual award of up to 5,000 shares of Company Common Stock, based upon the achievement of annual targeted growth in intrinsic value of the corporation. For 1996, Mr. Martin was awarded 5,000 shares of Common Stock of the corporation pursuant to this provision, valued at $192,500 as of March 21, 1997. These shares are subject to pricing at a later date.

During 1996, the CEO was granted 25,000 additional restricted shares of Company Common Stock under a Restricted Stock Grant Agreement under the Plan. Restrictions shall lapse as a function of the Company achieving certain performance goals. Shares shall be earned ("Earned Shares") on the basis of achieving those goals for 1996, 1997, and 1998. Restrictions shall be removed from 25% of such Earned Shares at the time they are earned, and restrictions shall be removed from an additional 25% of such Earned Shares at the end of each of the following three years. As of February 1, 1997, 8,333 shares were earned, with 2,083 (25%) vested. These shares are subject to future pricing; the Earned Shares were valued at $320,821 on March 21, 1997.

In recognition of the extraordinary efforts of the CEO in completing the business combinations with Parisian, Inc. and G.R. Herberger's, Inc. during 1996, the CEO was granted 10,000 restricted shares of Company Common Stock under the Plan. These shares were valued at $362,500 on the January 31, 1997 grant date. These shares fully vest one year from the date of grant.

Section 162(m) of the Internal Revenue Code (the "Code") limits the tax deductibility of compensation in excess of $1 million paid to the Named Officers, unless the payments are made under a performance-based plan as defined in Section 162(m). The Committee believes the payments in 1996 under the Plan (as previously approved by the shareholders of the Company) meet the requirements of deductibility as specified under the applicable provisions of the Code. It is the Committee's intention to continue to utilize performance-based compensation under the terms of the Plan in order to obtain maximum deductibility of executive compensation, while providing a compensation program that will attract, retain, and reward the executive talent necessary to maximize shareholder return. Nevertheless, it is the Committee's understanding that all or some of the $1,064,387 payment to Mr. Mosco to waive his rights under a prior employment agreement will not be deductible under the Code.

                         Human Resources/Compensation Committee
                         Bernard E. Bernstein, Chairman
                         Edmond D. Cicala
                         Gerard K. Donnelly
                         Dr. C. Warren Neel

                         March 21, 1997


                         Certain Transactions

Transaction with Michael S. Gross.
Director Michael S. Gross is one of the founding principals of Apollo Advisors, L.P., the managing general partner of Apollo Investment Fund, L.P., the general partner of Apollo Specialty Retail Partners, L.P. ("Apollo Specialty"), the holder of the Company's Series A Preferred Stock, which was converted into Common Stock in June 1996. Proffitt's paid Apollo Specialty $.8 million in regular dividends and a one-time $3.0 million payment for the early conversion of the Preferred Stock for the fiscal year ended February 1, 1997.

Human Resources/Compensation Committee Interlocks and Insider
Participation.
Mr. Bernard E. Bernstein, Chairman of the Human Resources/Compensation Committee, is a partner in Bernstein, Stair & McAdams, which serves, on occasion, as legal counsel for the Company.


        Ratification of Appointment of Independent Accountants
                           (Proposal No. 3)

Subject to ratification by the shareholders, the Board of Directors has reappointed Coopers & Lybrand as independent accountants to audit the financial statements of the Company for the fiscal year ending January 31, 1998. Coopers & Lybrand has examined the financial statements of the Company since 1991.

Representatives of Coopers & Lybrand will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

The Audit Committee and the Board of Directors recommend the shareholders vote "FOR" such ratification.


         Section 16(a) of the Securities Exchange Act of 1934
               Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, executive officers, and persons who own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of stock of the Company.

To the Company's knowledge, based solely on a review of copies of reports provided by such individuals to the Company and written representations of such individuals that no other reports were required, during the fiscal year ended February 1, 1997, all Section 16(a) filing requirements applicable to its officers, Directors, and 10% or greater beneficial owners were satisfied.


                             Other Matters

The Board of Directors of the Company knows of no other matters that may come before the meeting. However, if any other matters should properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgment.


            Shareholders' Proposals for 1998 Annual Meeting

Proposals for shareholder action which eligible shareholders wish to have included in the Company's proxy mailed to shareholders in connection with the Company's 1998 Annual Meeting must be received by the Company at its corporate headquarters on or before January 5, 1998.


                        Listing of Shareholders

A complete list of the shareholders entitled to vote at the Annual Meeting of the Shareholders, to be held on June 19, 1997, will be available for inspection during normal business hours at the principal office of the Company for a period of at least 10 days prior to the meeting, upon written request to the Company by a shareholder, and at all times during the Annual Meeting at the place of the meeting.


                             Annual Report

The Company's annual report for the year ended February 1, 1997 is being mailed with this proxy statement but is not to be considered as a part hereof.

A copy of the Company's annual report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission, may be obtained without charge by any shareholder whose proxy is solicited upon written request to:

Senior Vice President of Investor Relations
Proffitt's, Inc.
P.O. Box 9388
Alcoa, Tennessee 37701-9388


                                   By order of the Board of Directors,

                                   /s/  Julia Bentley

                                   Julia Bentley
                                   Secretary
                                   Alcoa, Tennessee
                                   May 1, 1997



                                                              PRELIMINARY COPY
PROFFITT'S, INC.
P.O. Box 9388
Alcoa, TN  37701
                       This proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints R.
                       Brad Martin, James A. Coggin, and Julia A.
                       Bentley as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and vote as designated below, all the shares of Common Stock of Proffitt's, Inc. held of record by the undersigned on April 21, 1997 at the Annual
                       Meeting of the Shareholders to be held on June
                       19, 1997 or any adjournment thereof.

1.   Proposal to AMEND THE COMPANY'S CHARTER, as permitted by the
     Tennessee Business Corporation Act, to divide the Board of
     Directors into three classes.
          ___ FOR   ____ AGAINST   _____ ABSTAIN

2.   ELECTION OF DIRECTORS
     FOR  all nominees listed below               WITHHOLD AUTHORITY
     (Except as marked to the contrary below) _____    to vote for all
nominees listed below _____

     (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name on the list below.)

     CLASS I (term expiring in 1998): Bernard E. Bernstein, Gerard K. Donnelly, Donald F. Dunn, Donald E. Hess
     CLASS II (term expiring in 1999): Edmond D. Cicala, Michael S. Gross, G. David Hurd, Gerald Tsai, Jr.
     CLASS III (term expiring in 2000): Ronald de Waal, R. Brad Martin,
     C. Warren Neel, Marguerite W. Sallee

              (continued, and to be signed on other side)

                      (continued from other side)
3. Proposal to RATIFY THE APPOINTMENT OF COOPERS & LYBRAND as the independent accountants of the Company.
          _____ FOR _____ AGAINST  _____ ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO ELECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:_____________________________, 1997   _______________________________
                                            Signature

                                            _______________________________
                                            Signature if held jointly

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.